Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 7, 2023, with respect to the consolidated financial statements of Ooma, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

April 7, 2023